                                                                    EXHIBIT 99.1



                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 9th day of September, 1994, by and between Forstmann & Company, Inc., a Georgia corporation (the "Company"), and Resolution Trust Corporation, in its capacity as receiver for Columbia Savings & Loan Association F.A. ("RTC").

     WHEREAS, RTC was the holder of approximately 1,265,000 Dissenting Shares of Pre-Merger Common Stock (the "Dissenting Shares");

     WHEREAS, the Company and RTC have entered into a Settlement Agreement dated September 9, 1994 (the "Settlement Agreement") to compromise and settle all disputed and contested issues and claims related to the Dissenting Shares in consideration of the payment by the Company to RTC of $475,000 in cash and the issuance by the Company to RTC of 30,000 shares (the "Common Shares") of the Company's unregistered Common Stock, par value $.001 per share (the "Common Stock");

     WHEREAS, the Company and RTC desire to provide for the registration of the Common Shares held by RTC under the Securities Act of 1933, as amended (the "Securities Act"), under certain circumstances as further set forth herein;

     NOW, THEREFORE, in consideration of the following mutual covenants and agreements, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     1.1     Certain Definitions.  Except as otherwise defined herein,
             -------------------
   capitalized terms in this Agreement shall have the meaning set forth in the Settlement Agreement. The following terms shall have the following meanings when used in this Agreement:

        (a)    "Commission."  The term "Commission" shall mean the Securities
                ----------
   and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (b)    "Common Shares."  The term "Common Shares" shall have the
                -------------
   meaning set forth in the preamble.

        (c)    "Common Stock."  The term "Common Stock" shall have the meaning
                ------------
   set forth in the preamble.

        (d)    "Company."  The term "Company" shall mean Forstmann & Company,
                -------
   Inc. and the successors to the business of Forstmann & Company, Inc. by merger, consolidation or sale of substantially all of its assets.

        (e)    "Investor."  The term "Investor" shall mean RTC, so long as RTC
                --------
   holds the Registrable Stock, and any other holder of the Registrable Stock who has agreed with the Company in writing to be bound by this Agreement.

        (f)    "Offering."  The term "Offering" shall mean the public offering
                --------
   of the Registrable Stock, including on a continuous or delayed basis pursuant to a shelf offering as permitted under Rule 415 promulgated under the Securities Act.

        (g)    "Prior Agreement."  The term "Prior Agreement" shall mean that
                ---------------
   certain Common Stock Registration Rights Agreement dated as of November 19, 1990, by and between the Company and certain holders of the Company's Common Stock named therein.

        (h)    "Register."  The terms "register," "registered" and
                --------
   "registration" refer to a registration effected by preparing and filing a registration statement with the Securities and Exchange Commission ("Commission") in compliance with the Securities Act.

        (i)    "Registrable Stock."  The term "Registrable Stock" shall mean
                -----------------
   (i) the Common Shares and (ii) any securities of the Company issued or issuable with respect to the Common Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Each share of Registrable Stock shall continue to be Registrable Stock only for the duration of the Registration Period (as herein defined) and only in the hands of (y) RTC, and
   (z) any transferee or assignee of RTC which acquires all of the Common Shares then owned by RTC from RTC in a transaction exempt from registration under the Securities Act and which agrees with the Company in writing to be bound by this Agreement.

        (j)    "Registration Period."  The term "Registration Period" shall
                -------------------
   mean, with respect to any Investor and the shares of Registrable Stock then held by such Investor, that period beginning on the date hereof and ending on the third anniversary of the delivery of the Common Shares to RTC, subject to extensions as provided in Section 2.7.

        (k)    "Registration Statement."  The term "Registration Statement"
                ----------------------
   shall mean a registration statement relating to any shares of the Registrable Stock which is prepared and filed with the Commission under the Securities Act and in accordance with the terms and conditions of this Agreement.

        (l)    "RTC."  The term "RTC" shall include its successors.
                ---

        (m)    "Securities Act."  The term "Securities Act" shall have the
                --------------
   meaning set forth in the preamble.


                                  ARTICLE II.
                            SECURITIES REGISTRATION

     2.1  Registration on Request.  At any time during the Registration
          -----------------------
   Period, upon the written request of an Investor requesting that the Company effect the registration (including a shelf registration under Rule 415 under the Securities Act) under the Securities Act of all of the Registrable Stock held by such Investor and specifying the intended method or methods of disposition thereof, the Company will, within 120 days (not more than 45 days if the Registration Statement is on Form S-3) after it receives such written request, prepare and file a Registration Statement with respect to the Registrable Stock for disposition in accordance with the intended method or methods of disposition stated in such written request, and the Company will thereafter use all reasonable efforts to cause such Registration Statement to become effective within 180 days (90 days if the Registration Statement is on Form S-3) after the date on which it receives such written request; provided,
                                                                       ---------
   however, that the Company shall not be required to effect more than one
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   registration pursuant to this Section 2.1.  In the event that any offering pursuant to a Registration Statement filed under this Section 2.1 is to be an underwritten offering, the Investor shall have the right to select the underwriter for such offering, subject to the approval of the Company which approval shall not be unreasonably withheld. The Investor shall not be required to use an underwriter.

     2.2  Registration Procedures.
          -----------------------

        (a) In connection with the registration by the Company of shares of the Registrable Stock pursuant to Section 2.1 above, the Company shall:

          (i) prepare and file with the Commission a Registration Statement with respect to such securities on such form as the Company deems appropriate (except that if a shelf offering is to be requested by RTC, the Registration Statement shall be on Form S-3, or its successor form, if eligible) and use all reasonable efforts to cause such Registration Statement to become and remain effective as provided herein;

          (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection therewith as may be necessary to keep such Registration Statement continuously effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the Investor whose shares of the Registrable Stock are included in any registration pursuant to Section 2.1, until the earliest of (a) such time as all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof or (b) the end of the Registration Period;

          (iii) promptly notify (but in no event later than one business day after such event) the Investor and confirm such advice in writing, (a) when such Registration Statement and each post-effective Amendment and Supplement have been filed and when they become effective, and (b) of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose (in which event the Company shall make every reasonable effort to correct the deficiency that may cause the entry of a stop order) , and, if such stop order shall be entered, the Company shall use its reasonable efforts to obtain the lifting thereof at the earliest practicable moment;

          (iv) furnish to the Investor promptly, but in no event later than one (1) business day after the filing thereof with the Commission (a) a copy of the Registration Statement; (b) a copy of any amendment (including any post-effective amendment) to such Registration Statement; and (c) a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference;

          (v) furnish to each Investor (and, if applicable, each underwriter) such number of copies of each prospectus, including preliminary prospectuses, and such other documents, as the Investor (and, if applicable, the underwriter) may reasonably request in order to facilitate the public sale or other disposition of the shares of Registrable Stock owned by it;

          (vi)  use all reasonable efforts to register or qualify the shares of Registrable Stock covered by such Registration Statement under such other securities or Blue Sky or other applicable laws of such jurisdictions as the Investor shall reasonably request to enable such Investor to consummate the public sale or other disposition of the shares of Registrable Stock owned by Investor; provided that the Company shall not be required in connection
             --------
   therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related Registration Statement under the Securities Act as set forth in
   Section 2.2(a)(ii);

          (vii) use all reasonable efforts to cause all such Registrable Stock to be listed on each securities exchange or other securities trading market on which Common Stock issued by the Company is then listed;

          (viii) enter into such customary agreements (including an underwriting agreement with respect to underwritten offerings) in form and substance reasonably acceptable to the Company (which underwriting agreements may provide for indemnification of and to underwriters on terms other than as provided in Section 2.5 hereof) and take such other customary actions as the Investor (or underwriter) may reasonably request in order to expedite or facilitate the disposition of such Registrable Stock (including compliance with the Company's undertakings contained in the underwriting agreement; and

          (ix) make reasonably available for inspection by the Investor, any underwriter participating in any disposition of the Registrable Stock, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the Company's officers, directors and employees to supply all information reasonably requested by such Investor, underwriter, attorney, accountant or agent in connection with the registration contemplated by Section 2.1 above, in each case as and to the extent necessary to permit the Investor to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, the Investor will act through a single law firm and a single accounting firm and will enter into confidentiality agreements with the Company in form and substance reasonably satisfactory to the Company and the Investor prior to receiving any confidential or proprietary information of the Company;

          (x) provide Investor (and, if applicable, the underwriters) with a copy of all documents to be filed with the Commission, including the Registration Statement and all Amendments for review and comment by the Investor at least forty-eight (48) hours prior to any filings pursuant to Sections 2.1 and 2.11;

          (xi) use reasonable efforts to maintain the qualification or listing of the class of Registrable Stock with NASDAQ, or a national stock exchange;

          (xii) promptly (but in no event later than one business day after receipt) provide Investor with a copy of all written correspondence to and from the Commission or order of the Commission, including members of the Commission's staff; and

          (xiii) cooperate with the Investor and managing underwriter, if any, to facilitate the timely preparation and delivery of the certificates representing the Registrable Stock to be sold and the removal of any restrictive legend thereon; and enable such Registrable Stock to be in such denominations and registered in such names as the Investor may request by written notice to the Company at least two business days prior to the settlement(s) pursuant to a takedown of any sale of Registrable Stock by the Investor.

        (b) The Investor shall furnish to the Company in writing such information as the Company may reasonably request from the Investor for use in preparing the Registration Statement (and the prospectus included therein) and performing its other obligations hereunder.

        (c) During such time as the Investor may be engaged in a distribution of the Registrable Stock, the Investor shall comply with Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant thereto, shall, among other things: (w) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Rules; (x) distribute the Registrable Stock solely in the manner described in the Registration Statement; (y) cause to be furnished to each underwriter, broker or agent through whom the Registrable Stock may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act and the Securities Act.

        (d) The parties acknowledge that time is of the essence in the preparation and filing of the Registration Statement and all amendments and supplements thereto.

     2.3  Effective Registration Statement.  A request that a Registration
          --------------------------------
   Statement be filed pursuant to Section 2.1 will not be deemed to have been effected under Section 2.1 unless the Registration Statement has become effective. At any time prior to the Registration Statement becoming effective, the Investor may for any reason withdraw its request for registration. If the Investor withdraws its request for registration of the Registrable Stock prior to the effective date of such Registration Statement and reimburses the Company for the reasonable out-of-pocket expenses incurred by the Company in connection with such Registration Statement, the Investor shall not be deemed to have exercised its right to require the Company to register the Registrable Stock pursuant to Section 2.1

     2.4  Expenses of Registration.  All expenses incurred in effecting any
          ------------------------
   registration and/or sale of the Registrable Stock pursuant to Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts requested by any underwriter shall be borne by the Company; provided, however, that the Investor shall bear all underwriting
            -----------------
   discounts or brokerage fees or commissions relating to the sale of its Registrable Stock and all fees and expenses of its own counsel, accountants and other experts with respect to any registration and/or sale of the Registrable Stock under Section 2.1 hereof.

    2.5   Indemnification.
          ---------------

        (a) The Company shall indemnify and hold harmless the Investor, each underwriter (as defined in the Securities Act), each other selling agent who may be deemed to be an underwriter, and each controlling person of any Investor, underwriter or other selling agent, if any (within the meaning of the Securities Act), from and against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), to which such indemnified party may be subject under the Securities Act, under any other statute or at common law, but only to the extent such Losses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in (x) any Registration Statement under which Registrable Stock held by such Investor was registered under the Securities Act or offered for sale, (y) any preliminary prospectus (if used prior to the effective date of such Registration Statement), or (z) any final prospectus or any post-effective amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement effective), in each case, effective on the effective date of such Registration Statement or post-effective amendment, or the date of such prospectus, including any preliminary prospectus, or supplement (the "Disclosure Documents"), (ii) any omission (or alleged omission) to state in any of the documents referred to in subparagraph 2.5(a)(i) a material fact required to be stated therein or necessary to make the statements made therein not misleading or (iii) any violation by the Company of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law, applicable to the Company in connection with the sale, registration or qualification of any shares of Registrable Stock held by such Investor; and the Company shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Article II, but excluding any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation, or investigation (collectively "Litigation"), commenced or threatened, if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Company shall not be liable to any Investor, underwriter, other selling agent or controlling person in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission of a material fact (y) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party expressly for use in the preparation thereof, or (z) made in any preliminary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Registrable Stock to such person and the untrue statement or omission concerned had been corrected in such final prospectus and copies thereof had timely been delivered by the Company to such indemnified party; or (ii) the use of any prospectus by the indemnified person after such time as the Company has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, and such prospectus should no longer be delivered except the prospectus as so amended or supplemented, or the use of any prospectus after such time as the obligation of the Company to keep the same current and effective has expired; provided further that, in accordance with the policy of the Commission, any obligation of the Company to provide indemnification hereunder to a person who is a director, officer or controlling person of the Company, is subject to the limitation that, in the event of any claim for indemnification hereunder by any such person (other than a claim for payment by the Company of expenses incurred by such person in the successful defense of any action, suit or proceeding), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and the Company and such person shall be governed by the final adjudication of such issue.

        (b) In connection with the registration and/or sale of any shares of Registrable Stock pursuant to this Agreement, the

   Investor having its shares of the Registrable Stock included in such registration shall, and (except as to clause (iii) below and Section 2.2(a)(viii)) shall cause any underwriter retained by it who participates in the offering to, severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such Registration Statement and each controlling person of the Company (within the meaning of the Securities Act), against any Losses, joint or several, to which such indemnified party may become subject under the Securities Act, under any other statute or at common law, but only to the extent such Losses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such indemnifying party expressly for use in the preparation thereof; (ii) the use by such indemnifying party of any prospectus (y) after such time as the Company has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required and such prospectus should no longer be delivered, except the prospectus as so amended or supplemented, or (z) after such time as the obligation of the Company to keep the Registration Statement effective and current has expired and the Company has notified the indemnifying party of such expiration date, or (iii) any information given or representation made by such indemnifying party in connection with the sale of Registrable Stock which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for any legal and other expenses reasonably incurred by such party in investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Article II, but excluding any amounts paid in settlement of any Litigation, commenced or threatened, if such settlement is effected without the prior written consent of such indemnifying party. The Investor's liability hereunder shall not exceed in the aggregate the net proceeds it has received from the sale of the Registrable Stock, after all expenses.

        (c) If the indemnification provided for in Section 2.5(a) or (b) above is unavailable to an indemnified party in respect of any Losses referred to therein, then the intended indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the intended indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the intended indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the intended indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2.5(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.5(c), no Investor shall be required to contribute any amount in excess of the amount by which the net proceeds (after all expenses) from the sale of the Registrable Stock sold by it exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities
   Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (d) Promptly after receipt by an indemnified party under Section
   2.5(a) or (b) above of notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section except to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action or proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, in each case jointly with any other indemnifying party and with counsel reasonably satisfactory to such indemnified party; provided, however, that,
                                                      ------------------
   if the defendants in any such action include both the indemnified party and the indemnifying party and representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, the indemnified party or parties shall have the right to select separate counsel to defend such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties.

     2.6  Assignment and Transfer of Registration Rights.  The rights of any
          ----------------------------------------------
   Investor under this Agreement may be transferred or assigned only to a transferee or assignee which acquires all of the Common Shares RTC then owns from RTC in a transaction which is exempt from registration under the Securities Act and which agrees with the Company in writing to be bound by this Agreement and, in any event, only in connection with a transfer of securities which remain Registrable Stock hereunder after giving effect to such transfer, and not to any other or subsequent transferee or assignee of any such securities, and any such permitted transfer or assignment shall be effective only upon the receipt by the Company of written notice of such transfer or assignment and an instrument, in substantially the form attached hereto as Exhibit A, pursuant to which such transferee or assignee agrees to be bound by the provisions of this Agreement.

     2.7  Holdback Agreements.
          -------------------

        (a) Notwithstanding any provision of this Agreement to the contrary, in the event the Company notifies the Investor that the

   Company intends to file a Registration Statement in connection with an underwritten offering (other than a shelf offering) by the Company of any of its Common Stock after six months from the date of this Agreement, the Investor shall refrain from selling or otherwise distributing any Registrable Stock within the period requested in writing by the managing underwriter for such offering, which period shall begin no earlier than two days (subject to prior written notice thereof) prior to the effective date of such Registration Statement and shall end no later than 90 days after such effective date (the "Offering Restricted Period"); provided, however, that
                                                      --------  -------
   Investor shall not be required to refrain from selling in connection with any offering unless Odyssey Partners, L.P. ("Odyssey") (including its affiliates and successors) and all of the directors and officers of the Company are also required to refrain from selling for a comparable period with respect to any shares not registered for sale by them in such offering. The foregoing holdback agreement by the Investor shall be applicable only to the first such underwritten offering in any twelve-month period. If a Registration Statement filed pursuant to Section 2.1 is in effect on the first date of the Offering Restricted Period, the Company's obligation under Section 2.2(a)(ii) to keep such Registration Statement current and effective shall be extended for a number of days equal to the Offering Restricted Period, or, if earlier, until the date on which all of the Registrable Stock has been disposed of.

        (b) Notwithstanding anything set forth herein to the contrary, in the event that the Company notifies the Investor in writing that the Company desires to amend the Registration Statement or to supplement the prospectus in order to disclose material information required to be disclosed in the prospectus included in such Registration Statement, as then in effect, in order to correct an untrue statement of a material fact or to disclose an omitted material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Investor shall refrain from selling Registrable Stock until the Company notifies the Investor in writing that the required amendment or supplement has been filed with the Commission (the "Disclosure Restricted Period"). If a Registration Statement filed pursuant to Section 2.1 is effective on the first date of the Disclosure Restricted Period, the Company's obligation under Section 2.2(a)(ii) to keep such Registration Statement current and effective shall be extended for a number of days equal to the Disclosure Restricted Period, or, if earlier, until the date on which all of the Registrable Stock has been disposed of. The Company shall use its reasonable efforts to file such amendment or supplement as promptly as practicable after the Company decides to amend the Registration Statement or supplement the prospectus.

        (c) Notwithstanding any provision of this Agreement to the contrary, in the event the Company notifies the Investor that it has received a notice pursuant to Section 4(b)(1) of the Prior Agreement (which notice by the Company shall state the date on which it received such notice pursuant to
   Section 4(b)(1) of such Prior Agreement and shall include a copy of the notices given pursuant to such Prior Agreement), the Investor shall thereafter refrain from selling or otherwise distributing any Registrable Stock in accordance with the Prior Agreement, as and to the extent set forth in such notice by the Company, for the period ending 20 days after receipt by the Company of such notice pursuant to Section 4(b)(1) of such Prior Agreement (the "Prior Agreement Restricted Period"). If a Registration Statement filed pursuant to Section 2.1 is effective on the first date of the Prior Agreement Restricted Period, the Company's obligation under Section 2.2(a)(ii) to keep such Registration Statement current and effective shall be extended for a number of days equal to the Prior Agreement Restricted Period, or, if earlier, until the date on which all of the Registrable Stock has been disposed of.

     2.8  SEC Filings.  The Company will use commercially reasonable efforts
          -----------
   to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted thereunder to the extent required to enable the sale of the Registrable Stock pursuant to a Registration Statement filed on Form S-3 or pursuant to Rule 144 promulgated under the Securities Act for the period commencing on the date hereof and ending on the earlier of
   (i) the last day of the Registration Period or (ii) the sale by the Investor of all of the Registrable Stock.

     2.9  Other Registration Rights Agreements.  The Company represents that,
          ------------------------------------
   except for the Prior Agreement and certain registration rights it has agreed to grant to Odyssey but has not yet negotiated or documented, it has not heretofore granted any registration rights with respect to Common Stock. The Company further represents and agrees that it will not, during the Registration Period, enter into any agreement which prohibits or precludes the Company from registering Common Stock of the Investor, except as expressly contemplated by this Agreement.

     2.10   SEC Form S-3 and Correspondence.
            -------------------------------

        (a) The Company represents that, on the date hereof, it meets the eligibility requirements for the use of Form S-3 adopted under the Securities Act in transactions involving secondary offerings and will use commercially reasonable efforts to remain eligible to use such form.

        (b) The Company shall provide the Investor with prompt written notice of any public announcement of any sale, public or private, or of any intended sale of capital stock of the Company and of the filing of any Registration Statement and all amendments and supplements thereto covering shares of capital stock of the Company (except sales of capital stock registered on Form S-4 or S-8), including shelf registrations and secondary offerings.

     2.11   Piggyback Registrations.
            -----------------------

        (a) If the Company proposes to register any of its Common Stock (or securities convertible into Common Stock) for its own account or on behalf of any shareholder, other than the Investor, for sale pursuant to an underwritten offering, other than an underwritten shelf offering, the Company shall give the Investor written notice of such proposed registration at least 20 days prior to the filing of such Registration Statement. At the written request of the Investor delivered to the Company within ten days after receipt of said notice, which request shall state the number of shares of Registrable Stock that the Investor wishes to sell under said Registration Statement, the Company shall use commercially reasonable efforts to cause the registration of such shares ("Piggyback Registration").

        (b) The Company may, for any reason and without the consent of any Investor, determine at any time not to proceed with any registration referred to in Section 2.11(a) and abandon the proposed offering, whereupon the Company shall be relieved of any further obligations hereunder to proceed with such registration or offering.

        (c) The Company shall have the right, in its sole discretion, to select the underwriter for any offering pursuant to a Registration Statement filed pursuant to this Section 2.11.

        (d) If the managing underwriter(s) of the Piggyback Registration advise the Company or the holders of the Company's Common Stock who have exercised their demand registration rights that the number of shares requested to be included in the Registration Statement, in their opinion, exceeds the maximum number which can be sold in the offering without (i) creating a substantial risk that the proceeds or price per unit that will be derived from such offering will be reduced or (ii) causing such offering to be too large to be reasonably sold, first there shall be included in the Registration Statement all of the shares that the Company and the shareholder exercising demand registration rights requested be included in the Registration Statement, then all of the shares of Registrable Stock proposed to be sold by the Investor and all of the Common Stock proposed to be sold by Odyssey and by holders of shares covered by the Prior Agreement shall be included in the

          Registration Statement in proportion to the number of shares each proposes to sell,

          then all of the shares of Common Stock proposed to be sold by all other shareholders who have requested pursuant to contractual incidental or piggyback registration rights that shares be included in the Registration Statement shall be so included in proportion to the number of shares each such holder proposes to sell.


                                  ARTICLE III.
                                 MISCELLANEOUS

     3.1  Notices.  All notices, demands or other communications hereunder
          -------
   shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, telegraphed or telexed (transmission confirmed), or otherwise actually delivered:

   If to the Company:       Forstmann & Company, Inc.
               1185 Avenue of the Americas
               New York, New York  10036
               Attention: Jane S. Pollack, Esq.
               Telephone: (212) 642-6900
               Facsimile: (212) 642-6992

   If to RTC:               Resolution Trust Corporation
               801 17th Street, N.W.
               Washington, D.C.  20434
               Attention:  Kathy Kalser, Assistant
                                Director, Office of
                                Securities Transactions
               Telephone:  (202) 416-4037
               Facsimile:  (202) 416-2855

   With a copy to:          Resolution Trust Corporation
               Legal Division
               1717 "H" Street, N.W.
               Washington, D.C.  20006
               Attention:  Assistant General Counsel
                                for Securities and Finance
               Telephone:  (202) 736-0301
               Facsimile:  (202) 736-0331

   If to any other
   Investor:                     At the address and numbers set forth in the
                                 Company's records, marked for attention as therein indicated;

   or at such other address and numbers as may have been furnished by such person in writing to the other parties, accompanied by a written request that such address and numbers be used for the purpose of giving notices hereunder.

     3.2  Severability and Governing Law.  Should any Section or any part of
          ------------------------------
   a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a
   Section in this Agreement. To the extent federal law does not control, this Agreement and the parties' rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Georgia without giving effect to its choice of law principles, but only to the extent that applicable Georgia law would not frustrate the purposes of FIRREA or any provision of this Agreement. Nothing in this Agreement shall require any unlawful action or inaction by either party.

     3.3  Counterparts.  This Agreement may be executed in one or more
          ------------
   counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     3.4  Captions and Section Headlines.  Section titles or captions
          ------------------------------
   contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     3.5  Singular and Plural, Etc.  Whenever the singular number is used
          ------------------------
   herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

     3.6  Costs and Attorneys' Fees.  In the event that any action, suit, or
          -------------------------
   other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

     3.7  Amendments and Waivers.  This Agreement may not be changed, waived,
          ----------------------
   discharged or terminated except by written agreement signed by the Company and the Investor; provided, however, that no such amendment or waiver shall affect the provisions of this Section 3.7 and no such waiver shall extend to or affect any other obligation not expressly waived. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

     3.8  Successors and Assigns.  All rights, covenants and agreements of
          ----------------------
   the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

     3.9  Entire Agreement.  This Agreement and the Settlement Agreement of
          ----------------
   even date contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                 FORSTMANN & COMPANY, INC.

                                 By:___________________________
                                 Name:
                                 Title:



                                 RESOLUTION TRUST CORPORATION, in its capacity as receiver for Columbia Savings and Loan Association F.A.

                                 By:___________________________
                                 Name:
                                 Title:

                                   EXHIBIT A
                                   ---------



   Forstmann & Company, Inc.
   1185 Avenue of the Americas
   New York, New York  10036

   Attention:  President

             Re: Registration Rights Agreement ("Agreement") Dated September 9, 1994 between Resolution Trust Company, in its capacity as receiver for Columbia Savings & Loan Association, F.A. ("RTC"), and Forstmann & Company, Inc. ("Company")

   Gentlemen:

             On [insert date] RTC, or its successor, did sell, assign and transfer all of the shares of Common Stock of the Company that it then owned which constituted Registrable Stock (as defined in the Agreement) to the undersigned in a transaction which is exempt from registration under the Securities Act of 1933, together with its rights, subject to the assumptions of its obligations, under the Registration Rights Agreement.

             The undersigned hereby agrees, as provided in paragraph 2.6 of the Agreement, to be bound by the terms and conditions of the Agreement and the Settlement Agreement dated September 9, 1994 between RTC and the Company, it being understood that the undersigned, upon the sale of said Common Stock and assignment of rights in the Agreement to it, shall be deemed to be the Investor, as defined in the Agreement.

                                 Very truly yours,



                                 [Undersigned' Full Name]

                                 By:_______________________________
                                    Name:__________________________
                                    Title:_________________________